Exhibit 99.2

Unaudited interim consolidated financial statements of Gryphics, Inc. for the three months ended March 31, 2007 and 2006

The accompanying unaudited consolidated financial statements of Gryphics, Inc. as of March 31, 2007 and for the three-month periods ended March 31, 2007 and 2006 have been prepared in conformity with U.S. generally accepted accounting principles and reflect all material normal recurring adjustments. However, certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the consolidated financial statements as of March 31, 2007 and for the three-month periods ended March 31, 2007 and 2006 include adjustments necessary for the fair presentation of the results of the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

GRYPHICS, INC.

BALANCE SHEET

MARCH 31, 2007

ASSETS

(unaudited)

Current assets
Cash	$998,430
Accounts receivable, net	994,247
Inventories	614,316
Prepaid expenses	168,038

Total current assets	$2,775,031

Property and equipment
Machinery and equipment	$1,275,249
Computers	195,891
Office equipment and furniture	80,202
Leasehold improvements	55,342

$1,606,684
Less accumulated depreciation	(1,009,091)

Total property and equipment	$597,593

Other assets
Patent fees, net of accumulated amortization in the amount of $135,759 at March 31, 2007	$384,608

Total other assets	$384,608

Total assets	$3,757,232

LIABILITIES AND STOCKHOLDERS’ EQUITY

(unaudited)

Current liabilities
Accounts payable	$273,890
Accrued expenses	38,776
Accrued vacation	21,602
Accrued income tax	1,186
Other accrued expenses	59,954

Total current liabilities	$395,408

Long-term liabilities
Deferred income tax	$32,197

Total long-term liabilities	$32,197

Total liabilities	$427,605

Stockholders’ equity
Common stock, .01 par value: 10,000,000 shares authorized, 1,017,815 shares issued and outstanding at March 31, 2007	$10,178
Paid in capital	1,068,610
Retained earnings	2,250,839

Total stockholders’ equity	$3,329,627

Total liabilities and stockholders’ equity	$3,757,232

GRYPHICS, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND MARCH 31, 2006

(unaudited)

	2007 Amount	2006 Amount
Revenues
Sales	$1,437,048	$960,076
Cost of goods sold	597,977	398,468

Gross profit	$839,071	$561,608
Selling expenses	189,422	181,179
Research and development	273,694	270,554
General and administrative expenses	271,362	165,898

Income from operations	$104,593	$(55,973)
Interest income	10,813	12,019

Income before provision for income taxes	$115,406	$(43,954)

Provision for income taxes
Currently payable	$66,915	$(4,480)
Deferred	(2,303)	—

Total income taxes	$64,612	$(4,480)

Net income (loss)	$50,794	$(39,473)

GRYPHICS, INC.

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND MARCH 31, 2006

(unaudited)

	2007	2006
Cash flows from operating activities:
Net income (loss)	$50,794	$(39,473)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	44,500	53,517
Amortization	8,660	7,553
(Increase) decrease in:
Accounts receivable	309,059	296,586
Inventories	(47,373)	(91,872)
Prepaid expenses	48,653	10,804
Increase (decrease) in:
Accounts payable	33,179	(435,282)
Accrued payroll	(21,682)	(7,921)
Accrued vacation	4,569	—
Accrued income tax	(44,808)	—
Accrued expenses	(11,172)	(652)
Deferred income tax	(2,303)	—

Net cash provided by (used in) operating activities	$372,076	$(206,739)

Cash flows from investing activities:
Purchase of equipment and vehicles	$(39,310)	$(56,265)
Patent costs incurred	(4,925)	(14,856)

Net cash used in investing activities	$(44,235)	$(71,121)

Net increase (decrease) in cash and cash equivalents	$327,841	$(277,860)
Cash – beginning of period	670,589	1,436,551

Cash – end of period	$998,430	$1,158,691

GRYPHICS, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007

1.	Summary of Significant Accounting Policies

a.	Nature of Business - Gryphics, Inc. (the Company) is a design, engineering and manufacturer of high performance, electro-mechanical interconnection systems used primarily in the semiconductor industry throughout the world.

b.	Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

c.	Concentration of Credit Risk - At various times during the year, the Company has cash deposits in excess of federally insured limits. Management believes the cash requirements of the Company make it impractical to keep the balances below insured levels at all times.

d.	Patent Fees - The Company capitalizes the cost of acquiring patents on certain products and processes. The Company amortizes these costs over an estimated useful life of 15 years. Amortization expense for the period ended March 31, 2007 was $4,925.

e.	Inventories - Inventories are stated at the lower of cost (determined on a first-in, first-out (FIFO) basis) or market. Work-in-process includes material, labor and manufacturing overhead and certain other administrative expenses. Work-in-process inventory is included in total inventory and amounted to $51,461 at March 31, 2007. The balance of the inventory consists of raw materials and finished goods.

f.	Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided for by straight-line and accelerated methods over the estimated useful lives which are as follows:

Leasehold improvements	4-5 years
Software	3 years
Furniture and fixtures	5-7 years
Machinery and equipment	5-7 years

Renewals and replacements considered to be betterments are capitalized as additions to property and equipment and the replaced items are eliminated from the asset and accumulated depreciation accounts. The cost of assets sold or retired and the related depreciation are eliminated from the accounts at the time of the sale or other disposal, and the net gain or loss is credited or charged to operations.

Depreciation expense for the period ended March 31, 2007 was $44,500.

GRYPHICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	Summary of Significant Accounting Policies (continued)

g.	Income Taxes - Deferred income taxes are provided to reflect the timing differences that exist between financial statement and income tax reporting. These timing differences are due mainly to the use of accelerated methods of depreciation for income tax reporting.

Prior to March 31, 2001, the Company’s earnings and losses were included in the personal tax returns of the stockholders.

h.	Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates. The most significant areas which require the use of management estimates relate to the determination of the collectibles of accounts receivable, inventory obsolescence, and the lives of property and equipment.

i.	Advertising - The Company incurred and expensed advertising costs of $3,844 during the period ended March 31, 2007.

j.	Shipping and Handling Costs - The Company includes shipping and handling costs in cost of sales.

k.	Trade Accounts Receivable - Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at period-end. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

l.	Allowance for Doubtful Accounts - The Company provides for estimated future losses to incurred related to uncollectible receivables. The balance of the allowance netted against accounts receivable was $1,800 at March 31, 2007.

m.	Research and Development - The Company expenses research and development costs. Included in expense for the period ended March 31,2007 was $273,694.

2.	Simple IRA Plan

The Company started a Simple IRA Plan in January 1999. Eligible employees may choose to save a percentage of salary income on a pre-tax basis, subject to certain IRS limits. The Company matches 100% of the first 3% of wages for all eligible participants.

Employer contributions for the Simple IRA Plan totaled $6,895 for the period ended March 31, 2007.

GRYPHICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Continued)

3.	Commitments

On February 14,1998, as amended June 14, 2000 and February 8, 2006, the Company entered into a lease agreement for its operating facility. The lease runs through September 30, 2010. The agreement requires the payment of minimum monthly rental of $4,563, until July 1, 2008 when the monthly rent will be raised to $4,815, plus all real estate taxes, special assessments, maintenance, repairs, operating expenses and insurance. Total rental expense was $19,824 for the period ended March 31, 2007.

Future minimum lease payments for all operating leases having a term in excess of one year at December 31, 2007 are as follows:

For the Year Ended
2008	$56,265
2009	57,774
2010	43,331

Total	$212,126

4.	Income Taxes

The provision for income taxes (benefit) consists of the following:

2007
Current	$66,915
Deferred tax liability	(2,303)

Total	$64,612

The deferred tax liability is comprised of the following at December 31:

2007
Tax related to timing difference on depreciation	$39,805
Tax benefits of other timing difference	(7,608)

Net deferred tax liability	$32,197

GRYPHICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Continued)

5.	Related Party Transactions

The Company has entered into a joint development agreement with an entity, which became a 19% stockholder on March 30, 2001. The agreement covers certain technologies of the Company. The Company has received developmental monies as part of the agreement. The agreement also calls for non-competition and a license between the parties. The Company also received royalties over a five year period based on a percentage of sales of the products related to the license.

The above referenced corporate stockholder also purchased products from the Company. Sales to the stockholder totaled $0 for the three months ended March 31, 2007, and there were no accounts receivable from this related corporation at March 31, 2007.

6.	Concentration Risks

The Company had one major customer from whom it generated approximately 31% of its total revenues for the period ended March 31, 2007. The Company had outstanding receivables from this customer in the amount of $418,666 at March 31, 2007.

The Company had two vendors whom accounted for 29% of purchases for the period ended March 31, 2007. The Company owed these vendors a total of $32,007 at March 31, 2007.

7.	Subsequent Event

The Company entered into an Agreement and Plan of Merger which was signed and in effect April 3, 2007. The Company stockholders’ received cash and stock in the acquiring publicly traded corporation.